Exhibit 99.1

NOTICE OF FULL OPTIONAL REDEMPTION MAXTOR CORPORATION 5.75% CONVERTIBLE SUBORDINATED DEBENTURES DUE MARCH 1, 2012 NOTICE IS HEREBY GIVEN pursuant to the terms of the governing document dated as of March 5, 1987, between Maxtor Corporation, as Issuer, and U.S. Bank National Association, as Trustee or Agent, that the bonds listed below have been selected for Full Redemption on July 27, 2010 (the Redemption Date) at the price listed below of the principal amount (the Redemption Price) together with interest accrued to the Redemption Date. *CUSIP Maturity Rate Amount Price 577729AA4 03/01/2012 5.75% $33,159,000 100.00% The Conversion Price is $167.50 per $1000 in principal for the 5.75% Convertible Subordinate Debentures. The Securities called for redemption may be converted at any time before the close of business on the Business Day prior to the Redemption Date at the following address U.S. Bank National Association Attn Lori Buckles 60 Livingston Ave St Paul, MN 55107. Pursuant to the governing documents, payment of the Redemption Price on the Bonds called for redemption will be paid with out presentation of the Bonds if presentment is not required and upon presentation of the Bonds if presentment is required. If presentment is required, surrender thereof can be made in the following manner: If by Mail: If by Hand or Overnight Mail: U.S. Bank U.S. Bank Corporate Trust Services Corporate Trust Services P.O. Box 64111 60 Livingston Avenue St. Paul, MN 55164-0111 1st Fl - Bond Drop Window St. Paul, MN 55107 1-800-934-6802 Bondholders presenting their bonds in person for same day payment must surrender their bond(s) by 1:00 P.M. on the Redemption Date and a check will be available for pick up after 2:00 P.M. Checks not picked up by 4:30 P.M. will be mailed out to the bondholder via first class mail. If payment of the Redemption Price is to be made to the registered owner of the Bond, you are not required to endorse the Bond to collect the Redemption Price. Interest on the principal amount designated to be redeemed shall cease to accrue on and after the Redemption Date. REQUIREMENT INFORMATION For a list of redemption requirements please visit our website at www.usbank.com/corporatetrust and click on the “Bondholder Information” link. IMPORTANT NOTICE Under the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the “Act”), 28% will be withheld if tax identification number is not properly certified. *The Undersigned shall not be held responsible for the selection or use of the CUSIP number, nor is any representation made as to its correctness indicated in the Redemption Notice. It is included solely for the convenience of the Holders. By: U.S. Bank National Association As Trustee or Agent Dated: June 25, 2010 Code:314455@6/25/2010 10:08:42 AM JB